UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2009

REAL ESTATE ASSOCIATES LIMITED III

(Exact name of Registrant as specified in its charter)

            California                0-10673                 95-3547611

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Real Estate Associates Limited III, a California limited partnership (the “Registrant”), has a 95% limited partnership interest in Lakeside Apartments, Ltd., a Florida limited partnership (“Lakeside”). On May 26, 2009, Lakeside entered into a purchase and sale contract with a third party, Judd K. Roth (the “Purchaser”), relating to the sale of its sole investment property, located in Stuart, Florida, which consists of 32 units.  The sales price for the Lakeside property is $1,300,000, which includes the Purchaser’s assumption at closing of the mortgages encumbering the Lakeside property in the approximate amount of $855,000.  The Registrant’s consent is a condition to the closing of the transaction.  The Registrant is currently reviewing the transaction and expects to provide its consent prior to the closing, which is scheduled for October 31, 2009. The Registrant’s investment balance in Lakeside was zero at December 31, 2008 and March 31, 2009.  The Registrant anticipates receiving proceeds of approximately $290,000 from the sale of the Lakeside property.  Upon receipt of such proceeds the Registrant’s corporate general partner will evaluate the cash requirements of the Registrant to determine what portion of the sales proceeds, if any, will be available to distribute to the Registrant’s partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED III

(a California limited partnership)

                             By:    National Partnership Investments Corp.

                                    Corporate General Partner

By: /s/Stephen B. Waters
Stephen B. Waters
Vice President

Date: May 29, 2009